Filed Pursuant to Rule 424(b)(2)

Registration No. 333- 223336

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, no par value per share	6,181,250 shares	$49.20	$304,117,500	$39,475

(1)	Includes 806,250 shares of common stock that may be purchased by the underwriters upon the exercise of their option to purchase additional shares.
(2)

The filing fee, calculated in accordance with Rule 457(r) under the Securities Act of 1933, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 1, 2018)

PNM Resources, Inc.

5,375,000 Shares of Common Stock

The forward sellers below are offering 5,375,000 shares of our common stock, no par value. We have entered into separate forward sale agreements with each of Citibank, N.A. and Bank of America, N.A., which we refer to as the forward purchasers, with respect to 5,375,000 shares of our common stock. In connection with these forward sale agreements, the forward purchasers or their respective affiliates, whom we refer to in such capacity as the forward sellers, are borrowing from third parties and selling to the underwriters an aggregate of 5,375,000 shares of our common stock that will be delivered in this offering. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying the relevant forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver.

We will not initially receive any proceeds from the sale of our common stock sold by the forward sellers to the underwriters, except in certain circumstances described in this prospectus supplement, including the last sentence of the previous paragraph. The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion no later than the date that is 12 months from entry into the forward sale agreements. We may settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, or we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle all or a portion of a forward sale agreement, we may not receive any proceeds from such election, and we may owe cash to the relevant forward purchaser. If we elect to net share settle all or a portion of a forward sale agreement, we will not receive any cash proceeds from such election, and we may owe shares of our common stock to the relevant forward purchaser. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements. We expect to use net proceeds from settlement of the forward sale agreements, if any, for general corporate purposes, which may include repayment of borrowings under our unsecured revolving credit facility or other debt. See “Use of Proceeds.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PNM.” The last reported sale price of our common stock on the NYSE on January 7, 2020 was $49.20 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement to read important factors you should consider before investing in our common stock.

The underwriters propose to offer shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to their right to reject any order in whole or in part. In connection with the sale of shares of our common stock, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of our common stock for whom they may act as an agent or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares of our common stock and the price at which the underwriters resell such shares may be deemed underwriting compensation.

The underwriters have agreed to purchase shares of our common stock from the forward sellers at a price of $47.21 per share. We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $253.8 million (or approximately $291.8 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and we elect to have the forward sellers borrow and deliver such shares to the underwriters as described in detail below) upon full physical settlement of the forward sale agreements, which we expect to occur no later than the date that is 12 months from entry into the forward sale agreements. For the purpose of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $47.21 per share. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 806,250 shares of our common stock at a price of $47.21 per share, subject to certain possible adjustments. If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreement that we may enter into with a forward seller in connection with the exercise, by the underwriters, of their option to purchase additional shares. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliated forward seller is unable to borrow, or such forward seller is unable to borrow at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option, such amount of shares of our common stock underlying the relevant additional forward sale agreement, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect that the shares of our common stock will be delivered against payment on or about January 10, 2020.

Joint Book-Running Managers

Citigroup	BofA Securities

Wells Fargo Securities	Evercore ISI

Co-Managers

BTIG	KeyBanc Capital Markets	Morgan Stanley
MUFG		RBC Capital Markets

The date of this prospectus supplement is January 7, 2020.

Prospectus Supplement

Base Prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and certain other matters relating to us and our financial condition. The second part, the accompanying base shelf prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. The accompanying base shelf prospectus dated March 1, 2018 is referred to as the “accompanying prospectus” in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this document or to which this document refers you, or in other offering materials filed by us with the Securities and Exchange Commission (“SEC”). This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters, the forward purchasers and the forward sellers have not, authorized anyone to provide you with different information and, if given, you should not rely on it. We take no responsibility for, and

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can provide no assurance as to the reliability of, any different or inconsistent information. This document may only be used where it is legal to sell these securities. We are not, and the underwriters, the forward purchasers and the forward sellers are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

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PROSPECTUS SUPPLEMENT SUMMARY

The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information you should consider before investing in our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “PNMR,” “PNM Resources,” “we,” “our” and “us” refer to PNM Resources, Inc. and its subsidiaries. Unless otherwise indicated, financial information included or incorporated by reference herein is for PNM Resources, Inc. and its subsidiaries on a consolidated basis.

PNM Resources

PNM Resources is an investor-owned holding company of energy and energy-related businesses. PNMR’s primary subsidiaries are Public Service Company of New Mexico (“PNM”) and Texas-New Mexico Power Company (“TNMP”). PNM is an electric utility that provides electric generation, transmission, and distribution service to its rate-regulated customers in New Mexico. TNMP provides regulated transmission and distribution services to various retail electric providers that, in turn, provide retail electric service to consumers within TNMP’s service area in Texas.

For more information about PNMR and its subsidiaries, visit our website at www.pnmresources.com. Except for documents specifically incorporated into this prospectus supplement, the information contained in, or that can be accessed through, our website is not a part of this prospectus supplement.

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102-3289, and our telephone number is (505) 241-2700.

The Offering

Issuer	PNM Resources, Inc.

Common stock offered by this prospectus supplement	5,375,000 shares of our common stock (6,181,250 shares of our common stock if the underwriters’ option to purchase additional shares is exercised in full).

Common stock to be outstanding immediately before this offering	79,653,624 shares.[1]

Common stock to be outstanding immediately after the offering but prior to settlement of the forward sale agreements	79,653,624 shares.[2]

Common stock to be outstanding after settlement of the forward sale agreements assuming physical settlement	85,028,624 shares (85,834,874 shares if the underwriters’ option to purchase additional shares of our common stock is exercised in full).[3]

Use of Proceeds	We will not initially receive any proceeds from the sale of shares of our common stock offered by the forward sellers in this offering, unless (i) an event occurs that requires us to sell shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement or (ii) the underwriters exercise their option to purchase additional shares of our common stock, in whole or in part, and we elect to sell the shares of our common stock covered by such option directly to the underwriters rather than requiring the forward sellers to

[1]	Based on 79,653,624 shares of our common stock outstanding as of December 31, 2019. Excludes (i) any additional shares reserved for issuance under our equity compensation awards or other stock compensation plans or dividend reinvestment and stock purchase plan and (ii) shares issuable under our executive savings plans and 401(k) plan.
[2]	Based on 79,653,624 shares of our common stock outstanding as of December 31, 2019, and assumes that if the underwriters’ option to purchase additional shares of our common stock is exercised, we elect for the forward sellers to sell the full number of shares of our common stock that are subject to that exercise to the underwriters. Excludes (i) shares of our common stock that we may be required to sell to the underwriters in lieu of the forward sellers selling our common stock to the underwriters, (ii) any additional shares we may issue pursuant to our equity compensation awards or other stock compensation plans or dividend reinvestment and stock purchase plan from and after January 7, 2020 through final settlement of the forward sale agreements and (iii) shares issuable under our executive savings plans and 401(k) plan.
[3]	Based on 79,653,624 shares of our common stock outstanding as of December 31, 2019. Excludes (i) any additional shares we may issue pursuant to our equity compensation awards or other stock compensation plans or dividend reinvestment and stock purchase plan from and after January 7, 2020 through final settlement of the forward sale agreements and (ii) shares issuable under our executive savings plans and 401(k) plan.

borrow and sell such shares to the underwriters pursuant to additional forward sale agreements.

We estimate that the net proceeds to us (after deducting net estimated expenses) from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreements will be approximately $253.5 million (or approximately $291.6 million if the underwriters exercise their option in full, and we elect to have the forward sellers borrow and deliver such shares to the underwriters), subject to certain adjustments pursuant to the forward sale agreements and assuming full physical settlement of the forward sale agreements based on the initial forward sale price of $47.21 per share. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion no later than the date that is 12 months from entry into the forward sale agreements.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount. Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements in full, we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth above, and we may not receive any net proceeds (or we may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers). The forward sale agreements also are subject to acceleration by the forward purchasers upon the occurrence of certain events. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

We intend to use the net proceeds that we receive from the sale of shares of our common stock pursuant to the forward sale agreements and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of our common stock, for general corporate purposes, which may include repayment of borrowings under our unsecured revolving credit facility or other debt.

Listing	Our common stock is listed on the NSYE under the symbol “PNM.”

Dividend Policy	We expect to pay dividends on our common stock in amounts determined from time to time by our board of directors. Future dividend levels will be dependent on our results of operations, financial position, cash flows and other factors.

Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders
Certain U.S. federal income and estate tax considerations of the acquisition, ownership and disposition of our common stock for non-U.S. holders are described in “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders” included elsewhere in this prospectus supplement.

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Computershare Trust Company.

Risk Factors	An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” on page S-6 of this prospectus supplement.

Accounting Treatment	Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $47.21 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. Any issuance and delivery of our common stock by us upon any physical or net share settlement of the forward sale agreements, however, will result in dilution to our earnings per share.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds to us with respect to any shares of common stock that we may issue and sell directly to the underwriters in lieu of the forward sellers selling our common stock to the underwriters and, if the underwriters exercise their option to purchase additional shares of our common stock and we elect to issue and sell the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchasers (or their respective affiliates). Because certain of the underwriters or their respective affiliates, will receive more than 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters are deemed to have a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, no underwriter having a conflict of interest under FINRA Rule 5121 will confirm any sales to any account over which it exercises discretionary authority without the prior written approval of the transaction from the account holder.

RISK FACTORS

An investment in our common stock involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. In addition to the risk factors set forth below, you should carefully consider the risks and uncertainties, as well as any cautionary language or other information, contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption “Item 1A Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as modified by our other SEC filings filed after such annual report, which are incorporated by reference in this prospectus supplement, before investing in our common stock. Those risks and the risks set forth below are those that we consider to be the most significant to your decision whether to invest in our common stock. If any of the events described therein occur, our business, financial condition or results of operations could be materially harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in this offering is suitable for you. See “Where You Can Find More Information” on page S-9.

Settlement provisions contained in the forward sale agreements subject us to certain risks.

Each forward purchaser will have the right to accelerate its respective forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle that forward sale agreement on a date specified by such forward purchaser if:

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in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by its forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

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we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•	certain ownership thresholds applicable to such forward purchaser are exceeded;

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an event is announced that, if consummated, would result in an extraordinary event (as defined in such forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in each forward sale agreement); or

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certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into such forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in each forward sale agreement).

Each forward purchaser’s decision to exercise its right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency related to us, each forward sale agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, we would not issue any shares of common stock or receive any proceeds pursuant to the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion no later than the date that is 12 months from entry into the forward sale agreements.

The forward sale agreements will be physically settled, unless we elect to settle the forward sale agreements in cash or to net share settle the forward sale agreements. If we decide to physically settle or net share settle the forward sale agreements, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreements will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or their respective affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy their obligations to return the shares of our common stock the forward purchasers or their affiliates had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of the purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount.

In addition, the purchase of shares of our common stock by the forward purchasers or their respective affiliates to unwind the forward purchasers’ respective hedge positions could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchasers upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreements. We will not be able to control the manner in which the forward purchasers unwind their respective hedge positions.

In certain bankruptcy or insolvency events, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock.

If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered (or for which physical settlement has not been elected), and the forward purchasers would be discharged from their obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled (or for which physical settlement has not been elected). Therefore, to the extent there are any shares of our common stock with respect to which we have not elected to physically settle under the forward sale agreements at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.

You may experience significant dilution as a result of this offering, which may adversely affect the per share trading price of our common stock.

This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated on those proceeds, and cannot be determined at this time.

The issuance of substantial numbers of shares of common stock or securities convertible into shares of common stock, or the perception that those issuances might occur, could materially adversely affect us, including the per share trading price of shares of our common stock, and could be dilutive to our stockholders.

The exercise of the underwriters’ option to purchase additional shares, the vesting of equity awards granted to certain directors, executive officers and other employees under our equity incentive plans, the issuance of our common stock or securities convertible into shares of our common stock in connection with future property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. The forward sale agreements will be physically settled, unless we elect cash or net share settlement under the forward sale agreements. If we decide to physically or net share settle the forward sale agreements, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share and return on equity. In addition, future issuances of shares of our common stock may be dilutive to our stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC, and these filings are publicly available through the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus, which include information incorporated by reference, are part of a registration statement on Form S-3ASR we have filed with the SEC relating to the common stock offered hereby. As permitted by the SEC’s rules, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more complete information about us and our common stock.

The registration statement, exhibits and schedules are also available through the SEC’s website.

You may obtain a free copy of our filings with the SEC by writing or telephoning us at our principal executive offices: PNM Resources, Inc., 414 Silver Ave. SW, Albuquerque, New Mexico, 87102-3289, Attention: Shareholder Services, telephone number (505) 241-2868. The filings are also available through the Investors section of our website: www.pnmresources.com. The information on our website is not incorporated into this prospectus supplement by reference, and you should not consider it a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information we file with the SEC. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information we incorporate by reference is considered to be an important part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus supplement and the accompanying prospectus will automatically update and supersede this information.

We are “incorporating by reference” in this prospectus supplement and the accompanying prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. Our combined filings with the SEC present separate filings by PNMR, PNM and TNMP. Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to other registrants. The information we incorporate by reference is considered to be part of this prospectus supplement, unless it is updated or superseded by the information contained in this prospectus supplement or the information we file subsequently with the SEC that is incorporated by reference in this prospectus supplement.

We are incorporating by reference the following documents that we have filed with the SEC (except those portions of filings that relate to PNM or TNMP as separate registrants), other than any information in these documents that is deemed not to be “filed” with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

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Our Current Reports on Form  8-K as filed on January 2, 2019, January  18, 2019, February 4, 2019, February  26, 2019, March 29, 2019, May  2, 2019, May 17, 2019, May  21, 2019, July  1, 2019 (only with respect to Items 1.01 and 2.03), July  1, 2019 (only with respect to Item 8.01), and December 13, 2019;

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All information in our Definitive Proxy Statement on Schedule 14A filed on April 9, 2019, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and

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The description of our common stock contained in our Current Report on Form 8-K filed on December 31, 2001 and any amendment or report filed for the purpose of updating such description, including our Current Reports on Form 8-K as filed on August 17, 2006, November 21, 2008 and August 9, 2012.

We also incorporate by reference into this prospectus supplement any filings we make with the SEC (excluding information furnished under Item 2.02 or 7.01 of Current Reports on Form 8-K) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the initial filing of the registration statement that contains this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents they incorporate by reference contain statements that are not historical fact and constitute “forward-looking statements.” When we use words like “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will,” “would” and similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

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The ability of PNM and TNMP to recover costs and earn allowed returns in regulated jurisdictions, including the impacts of the New Mexico Public Regulation Commission (“NMPRC”) orders in PNM’s Request for a General Increase in Electric Rates Filed by PNM on August 27, 2015 (“NM 2015 Rate Case”), the New Mexico Supreme Court’s decisions in the appeal of that order, PNM’s Request for a General Increase in Electric Rates Filed by PNM on December 7, 2016 (“NM 2016 Rate Case”) and related deferral of the issue of the prudence of PNM’s decision to continue participation in Four Corners Power Plant (“Four Corners”) to PNM’s next general rate case and recovery of PNM’s investments in that plant, any actions resulting from PNM’s July 1, 2019 consolidated application (the “SJGS Abandonment Application”) seeking NMPRC approval to retire PNM’s share of San Juan Generating Station (“SJGS”) in 2022, and for recovery of undepreciated investments and other costs associated with the retirement, the evaluation of that application under the recently enacted New Mexico Energy Transition Act (“ETA”), and/or the conclusions reached in PNM’s 2017 Integrated Resource Plan (collectively, the “Regulatory Proceedings”) and the impact on service levels for PNM customers if the ultimate outcomes do not provide for the recovery of costs of operating and capital expenditures, as well as other impacts of federal or state regulatory and judicial actions;

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Our ability to successfully forecast and manage our operating and capital expenditures, including aligning expenditures with the revenue levels resulting from the ultimate outcomes of the Regulatory Proceedings and supporting forecasts utilized in future test year rate proceedings;

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Uncertainty regarding what actions PNM may take with respect to the generating capacity in Palo Verde Nuclear Generating Station Units 1 and 2 that is under lease at the expiration of the lease terms in 2023 and 2024, or upon the occurrence of certain specific events, as well as the related treatment for ratemaking purposes by the NMPRC;

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Uncertainty surrounding the status of PNM’s participation in jointly-owned generation projects, including the 2022 scheduled expiration of the operational and fuel supply agreements for SJGS, the outcome of PNM’s SJGS Abandonment Application, including the impacts of the recently enacted ETA, the results of PNM’s 2017 Integrated Resource Plan filing, which indicates that PNM’s customers would benefit from PNM’s exit from Four Corners in 2031, including regulatory recovery of undepreciated investments and other costs in the event the NMPRC orders generating facilities be retired;

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Uncertainty regarding the requirements and related costs of decommissioning power plants and reclamation of coal mines supplying certain power plants, as well as the ability to recover those costs from customers, including the potential impacts of the ultimate outcomes of the Regulatory Proceedings;

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The impacts on the electricity usage of customers and consumers due to performance of state, regional, and national economies, energy efficiency measures, weather, seasonality, alternative sources of power, advances in technology, and other changes in supply and demand;

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Our ability to access the financial markets in order to provide financing to repay or refinance debt as it comes due, as well as for ongoing operations and construction expenditures, including disruptions in the capital or credit markets, actions by ratings agencies, and fluctuations in interest rates, including any negative impacts that could result from the ultimate outcomes of the Regulatory Proceedings;

•	The risks associated with completion of generation, transmission, distribution, and other projects;

•	The potential unavailability of cash from our subsidiaries due to regulatory, statutory, or contractual restrictions or subsidiary earnings or cash flows;

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The performance of generating units, transmission systems, and distribution systems, which could be negatively affected by operational issues, fuel quality and supply issues, unplanned outages, extreme weather conditions, wildfires, terrorism, cybersecurity breaches, and other catastrophic events, as well the costs we may incur to repair our facilities and/or the liabilities we may incur to third parties in connection with such issues;

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State and federal regulation or legislation relating to environmental matters and renewable energy requirements, the resultant costs of compliance, and other impacts on the operations and economic viability of PNM’s generating plants;

•	State and federal regulatory, legislative, executive, and judicial decisions and actions on ratemaking, and taxes, including guidance related to the 2017 Tax Cuts and Jobs Act, and other matters;

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Risks related to climate change, including potential financial risks resulting from climate change litigation and legislative and regulatory efforts to limit Greenhouse Gas Emissions, including the impacts of the recently enacted New Mexico Energy Transition Act;

•	Employee workforce factors, including cost control efforts and issues arising out of collective bargaining agreements and labor negotiations with union employees;

•	Variability of prices and volatility and liquidity in the wholesale power and natural gas markets;

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Changes in price and availability of fuel and water supplies, including the ability of the mines supplying coal to PNM’s coal-fired generating units and the companies involved in supplying nuclear fuel to provide adequate quantities of fuel;

•	Regulatory, financial, and operational risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainties;

•	The risk that Federal Energy Regulatory Commission rulemakings or lack of additional capacity during peak hours may negatively impact the operation of PNM’s transmission system;

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The impacts of decreases in the values of marketable securities maintained in trusts to provide for decommissioning, reclamation, pension benefits, and other postretirement benefits, including potential increased volatility resulting from international developments;

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Uncertainty surrounding counterparty performance and credit risk, including the ability of counterparties to supply fuel and perform reclamation activities and impacts to financial support provided to facilitate the coal supply at SJGS;

•	The effectiveness of risk management regarding commodity transactions and counterparty risk;

•	The outcome of legal proceedings, including the extent of insurance coverage; and

•	Changes in applicable accounting principles or policies.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward sellers in this offering, unless an event occurs that requires us to issue and sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement, in which case we intend to use all net proceeds we receive from any such sales for the same purposes described below.

We expect to receive net proceeds (after deducting net estimated expenses) of approximately $253.5 million (or approximately $291.6 million if the underwriters’ option to purchase additional shares of our common stock is exercised in full and we elect to have the forward sellers borrow and deliver such shares to the underwriters), subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, which we expect to occur no later than the date that is 12 months from entry into the forward sale agreements. For purposes of calculating the proceeds to us upon settlement of the forward sale agreements, we have assumed that the forward sale agreements are physically settled based upon the initial forward sale price of $47.21 on the effective date of the forward sale agreements, which will be January 10, 2020. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

We currently intend to elect full physical settlement of the forward sale agreements and to use the net proceeds, if any, that we would receive upon settlement of the forward sale agreements and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of common stock for general corporate purposes, which may include repayment of borrowings under our unsecured revolving credit facility or other debt. If we elect to cash settle all or a portion of the forward sale agreements, we will not receive any proceeds from the sale of shares of our common stock related to such election of cash settlement of the forward sale agreements and we may either receive a cash payment from, or owe a cash payment to, the forward purchasers. If we elect to net share settle all or a portion of the forward sale agreements, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may either receive shares of our common stock from, or owe shares of our common stock to, the forward purchasers.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion summarizes material U.S. federal income and estate tax considerations relevant to the acquisition, ownership and disposition of shares of our common stock, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to shares of our common stock that are held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that are purchased in the initial offering at the initial offering price by Non-U.S. Holders (as defined below). This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated or risk-reduction transaction, shareholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, persons that directly, indirectly or constructively hold in excess of 5% of our common stock, “controlled foreign corporations,” “passive foreign investment companies,” real estate investment trusts and regulated investment companies, governmental organizations, foreign tax-exempt organizations, qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund), persons subject to the alternative minimum tax and accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income tax consequences for any beneficial owner of shares of our common stock who is a United States person within the meaning of Section 7701(a)(30) of the Code (“United States person”) or any entity or arrangement treated as a partnership for U.S. federal income tax purposes. Persons considering the purchase of shares of our common stock are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate (except to the limited extent set forth below), generation-skipping or gift tax laws, the Medicare tax on investment income or the effect of any applicable foreign, state or local laws.

We have not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of shares of our common stock or that any such position would not be sustained.

Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is an individual, corporation (or entity treated as a corporation), estate or trust and, for U.S. federal income tax purposes, is not: (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person. If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of our common stock should consult their tax advisors as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of such shares of our common stock applicable to them.

Distributions

In general, a distribution that we make to a Non-U.S. Holder with respect to shares of our common stock will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits as determined under the Code. To the extent the amount of a distribution exceeds our current and accumulated earnings and profits, such excess will constitute a return of capital and will first reduce the Non-U.S. Holder’s adjusted tax basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock (see “—Sale or Other Taxable Disposition of Our Common Stock” below). Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (unless such dividend is eligible for a reduced rate under an applicable income tax treaty). In order to obtain a reduced rate of withholding, a Non-U.S. Holder is generally required to provide to the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) properly certifying such Non-U.S. Holder’s eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, are taxed on a net-income basis at the regular graduated rates applicable to United States persons. The Non-U.S. Holder is generally required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of our common stock, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment within the United States, (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.

In the case described in (i) above, gain or loss recognized on the disposition of shares of our common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable treaty rate) on any capital gain recognized on the disposition of shares of our common stock (after being offset by certain U.S.-source capital losses).

We have not determined whether we are a USRPHC; however, even if we are a USRPHC, so long as shares of our common stock continue to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of shares of our common stock if the Non-U.S. Holder has not held more than 5% (directly, indirectly or constructively) of our total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition, or such Non-U.S. Holder’s holding period. If our common stock were not considered to be regularly traded on an established securities market in the United States, such Non-U.S. Holder (regardless of the percentage of shares of our common stock owned) would be subject to U.S. federal income tax on a taxable disposition of shares of our common stock at the regular graduated rates applicable to United States persons and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of investing in our common stock if we were to be treated as a USRPHC. Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of any distributions paid to such holder, whether or not the distribution represents a taxable dividend, the name and address of the recipient and any tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty.

A Non-U.S. Holder may be subject to backup withholding for dividends paid to such holder unless such holder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate form) that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding may apply to the proceeds of a sale of our common stock by a Non-U.S. Holder within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate form) that it is a Non-U.S. Holder (and the withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code and related IRS guidance (commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) impose a 30% U.S. withholding tax on any dividends on our common stock and (subject to proposed Treasury regulations discussed below) on the gross proceeds from a disposition of our common stock, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial U.S. owners or provides the withholding agent with a certification (generally on an IRS Form W-8BEN or an IRS Form W-8BEN-E) identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Under certain circumstances, a holder of our common stock might be eligible for refunds or credits of such taxes. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of our common stock on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Intergovernmental agreements governing FATCA between the United States and certain other countries may modify the foregoing requirements for certain holders of our common stock. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of shares of our common stock.

Federal Estate Tax

Shares of our common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes unless an applicable income tax treaty provides otherwise.

UNDERWRITING (CONFLICTS OF INTEREST)

In this offering, under the terms and subject to the conditions set forth in an underwriting agreement dated the date of this prospectus supplement among us, the forward sellers, the forward purchasers and the underwriters, Citibank, N.A. and Bank of America, N.A. have agreed, at our request, to borrow from third parties and sell to the underwriters through their respective affiliates, Citigroup Global Markets Inc., acting as agent for Citibank, N.A., and BofA Securities, Inc., acting as agent for Bank of America, N.A., an aggregate of 5,375,000 shares of our common stock in connection with the execution of separate forward sale agreements between us and the forward purchasers. Citigroup Global Markets Inc. and BofA Securities, Inc. are acting as the representatives of the underwriters. Citigroup Global Markets Inc, BofA Securities, Inc., Wells Fargo Securities, LLC and Evercore Group L.L.C. are acting as the joint book-running managers of this offering. Under the terms and subject to the conditions of the underwriting agreement, each of the underwriters has agreed, severally and not jointly, to purchase, and the forward sellers have agreed, severally and not jointly, to sell to each underwriter, at the price set forth on the cover page of this prospectus supplement, the number of shares of our common stock shown opposite its name below:

Name	Number of Shares
Citigroup Global Markets Inc.	1,988,938
BofA Securities, Inc.	1,299,482
Wells Fargo Securities, LLC	717,672
Evercore Group L.L.C..	650,303
BTIG, LLC	143,721
KeyBanc Capital Markets Inc.	143,721
Morgan Stanley & Co. LLC	143,721
MUFG Securities Americas Inc.	143,721
RBC Capital Markets, LLC	143,721

Total	5,375,000

The underwriters are offering the shares of our common stock subject to their acceptance of the shares from the forward sellers and subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters must purchase all of the shares of our common stock offered by this prospectus supplement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters.

We have agreed to indemnify the several underwriters, the forward sellers, and the forward purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters, the forward sellers, or the forward purchasers may be required to make in respect of any of these liabilities.

The underwriters propose to offer shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to their right to reject any order in whole or in part. In connection with the sale of shares of our common stock, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of our common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of our common stock for whom they may act as an agent or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares of our common stock and the price at which the underwriters resell such shares may be deemed underwriting compensation.

The expenses of the offering (excluding the underwriting discount) are estimated to be approximately $0.75 million and are payable by us. The underwriters have agreed to reimburse us approximately $0.5 million for certain fees and expenses relating to this offering.

Forward Sale Agreements

We have entered into forward sale agreements on the date of this prospectus supplement with Citibank, N.A. and Bank of America, N.A., whom we refer to as the forward purchasers, relating to 2,687,500 shares of our common stock in the case of the forward sale agreement with Citibank, N.A. and 2,687,500 shares of our common stock in the case of the forward sale agreement with Bank of America, N.A. In connection with the execution of the forward sale agreements, and at our request, the forward purchasers or their respective affiliates, whom we refer to as the forward sellers, are borrowing from third parties and selling in this offering an aggregate of 5,375,000 shares of our common stock.

If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or it or its affiliate is unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale, on the anticipated closing date, any shares of our common stock, then the applicable forward sale agreement will be terminated in its entirety. If the relevant forward purchaser determines, in its commercially reasonable judgment, that its affiliated forward seller is unable to borrow and deliver for sale on the anticipated closing date 2,687,500 shares of our common stock in the case of the forward sale agreement with Citibank, N.A. or 2,687,500 shares of our common stock in the case of the forward sale agreement with Bank of America, N.A., or that such forward seller would incur a stock loan cost greater than a specified amount in order to do so, then the number of shares of our common stock to which the applicable forward sale agreement relates will be reduced to the number that such forward seller can so borrow and deliver. In the event that the number of shares of our common stock to which the applicable forward sale agreement relates is so reduced, the commitments of the underwriters to purchase shares of our common stock from such forward seller and such forward seller’s obligation to borrow such shares of our common stock for delivery and sale to the underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters all or such portion of the number of shares of our common stock not borrowed and delivered by such forward seller. In such event, we or the underwriters will have the right to postpone the closing date for up to two business days to effect any necessary changes to the documents or arrangements in connection with such closing.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion by the date that is 12 months from entry into the forward sale agreements. On a settlement date or dates, if we decide to physically settle the forward sale agreements, we will issue shares of our common stock to the forward purchasers at the then-applicable forward sale price. The forward sale price will initially be $47.21 per share, which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby. The forward sale agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. The forward sale price will also be subject to decrease if the cost to a forward seller of borrowing the number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount.

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the applicable reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $47.21 per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements.

However, if we decide to physically or net share settle the forward sale agreements, delivery of shares of our common stock on any physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share.

Each forward purchaser will have the right to accelerate its respective forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle such forward sale agreement on a date specified by such forward purchaser if:

•

in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•	certain ownership thresholds applicable to such forward purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in each forward sale agreement), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in each forward sale agreement); or

•

certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with entry into such forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in each forward sale agreement).

Each forward purchaser’s decision to exercise its right to require us to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency relating to us, each forward sale agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to the applicable forward sale agreement. See “Risk Factors.”

The forward sale agreements will be physically settled, unless we elect to settle the forward sale agreements in cash or to net share settle the forward sale agreements (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). If we decide to physically settle or net share settle the forward sale agreements, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreements will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or their respective affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy their obligations to return the shares of our common stock the forward purchasers or their affiliates had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of shares of our common stock by the forward purchasers or their respective affiliates to unwind the forward purchasers’ respective hedge positions could cause the market price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock we would owe to the forward purchasers upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers would owe us upon a cash settlement or net share settlement, as the case may be, of the forward sale agreements. We will not be able to control the manner in which the forward purchasers unwind their respective hedge positions.

The foregoing is a description of certain provisions, and their anticipated effects, of the forward sale agreements we have entered into in connection with this offering, a copy of which is available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of such agreements.

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 806,250 shares of common stock at a price of $47.21 per share, subject to certain possible adjustments. The underwriters may exercise this option in whole or, from time to time, in part, through and including the 30th day after the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as the other shares of common stock that are the subject of this offering.

If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our common stock underlying such additional forward sale agreement, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Listing

Our common stock is listed on the NYSE under the symbol “PNM.”

Electronic Prospectus Delivery

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the website maintained by the underwriter. None of the other information appearing on or that can be accessed through websites maintained by the underwriters is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

No Sales of Similar Securities

We have agreed that, without the prior written consent of the underwriters, the forward sellers and the forward purchasers, we will not, during the period from and including the date of this prospectus supplement through and including the 60th day after the date of this prospectus supplement, (1) offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of common stock or any securities convertible into, or exercisable for, shares of common stock; or (2) publicly announce an intention to effect any such transaction. The foregoing sentence shall not apply to:

(a) issuances and sales of our common stock and securities convertible or exchangeable into our common stock pursuant to any equity incentive plan, employee stock option plan, stock ownership plan, direct stock purchase plan or dividend reinvestment plan of the Company in effect on the date of this prospectus supplement;

(b) issuances of our common stock issuable upon the conversion of securities or the exercise of warrants outstanding on the date of this prospectus supplement; and

(c) issuances of any shares of our common stock in accordance with this offering or pursuant to the forward sale agreements.

Our executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these officers have agreed that, without the prior written consent of the underwriters, such officer will not, during the period commencing on and including the date of such officer’s lock-up agreement through and including the 60th day after the date of this prospectus supplement (the “Lock-Up Period”), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such officer or any affiliate of such officer or any person in privity with such officer or any affiliate of such officer), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of our capital stock or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, other than:

(a) shares of common stock disposed of as bona fide gifts, by will, by intestate successor or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on such officer’s death; provided that, in the case of any such transfer, it shall be a condition to such transfer that each transferee shall sign and deliver a lock-up letter; and provided, further, that in the case of such transfer, it shall be a condition to such transfer that (i) any such transfer shall not involve a disposition for value; and (ii) no filing under the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period; and

(b) shares of common stock deemed sold to us upon a cashless exercise of options or to satisfy tax withholding obligations in connection with the vesting of equity awards or otherwise deemed sold or transferred to us in connection with the issuance of shares pursuant to any employee benefit plans or other employee, executive or director compensation plan or our Direct Plan; provided, however, that in any such case the shares of capital stock issued upon exercise or settlement shall remain subject to the provisions of the lock-up letter and any Form 4 filed in accordance with Section 16 of the Exchange Act in connection with any such exercise or settlement will include a footnote disclosing that the filing relates to the exercise of a stock option or warrant or settlement of restricted stock units, as applicable (including a net exercise or a settlement for the purpose of satisfying tax withholding obligations, as applicable).

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by an underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than such underwriter’s option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising such option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through such option. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that such underwriter creates a naked short position, it will purchase shares in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. Neither we nor the underwriters make any representation that the underwriters will engage in any of the transactions described above and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock. If the underwriters commence these transactions, the underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and/or their affiliates have acted and/or are acting as lenders to, and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In addition, the underwriters in this offering or affiliates thereof are acting as the forward purchasers and forward sellers.

In addition, in the ordinary course of their respective business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If an underwriter or its affiliates has a lending relationship with us, such underwriter or its affiliates routinely hedge, and such underwriter or its affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriter and its affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect the future trading prices of the securities offered in this offering. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement or the accompanying prospectus nor any other offering material or advertisements in connection with the shares of the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a ‘‘Member State’’) no shares of our common stock have been offered or will be offered to the public in that Member State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State (all in accordance with the Prospectus Regulation), except that an offer to the public of any shares of our common stock in that Member State may be made at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

For the purposes of this provision, the expression an ‘‘offer to the public’’ in relation to any shares of our common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, and the expression ‘‘Prospectus Regulation” means Regulation 2017/1129/EU.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.

Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it or them in connection with the issue or sale of any shares of our common stock which are the subject of the offering contemplated by the prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The shares of our common stock have not been and may not and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No advertisement, invitation or document relating to the shares of our common stock has been, may be or will be issued, or has been, may be, or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The information and document are strictly confidential to the person to whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by the recipient to any other person or used for any purpose in Hong Kong.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any Hong Kong regulatory authority. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

This offering of the shares of our common stock has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”) or any other laws, regulations or ministerial guidelines of Japan, and accordingly the shares of our common stock may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan and any branch or other office in Japan of a corporation or other entity organized under the laws of any foreign state), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Switzerland

The shares of our common stock may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to shares of our common stock constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to shares of our common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Accordingly, neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the shares of our common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares of our common stock.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (the “ASIC”) in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds to us with respect to any shares of common stock that we may issue and sell directly to the underwriters in lieu of the forward sellers selling our common stock to the underwriters and, if the underwriters exercise their option to purchase additional shares of our common stock and we elect to issue and sell the additional shares directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchasers (or their respective affiliates). Because certain of the underwriters or their respective affiliates, will each receive more than 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters are deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, no underwriter having a conflict of interest under FINRA Rule 5121 will confirm any sales to any account over which it exercises discretionary authority without the prior written approval of the transaction from the account holder. See “Use of Proceeds” for additional information.

LEGAL MATTERS

The validity of the common stock offered hereby and certain other related legal matters will be passed upon for us by Leonard D. Sanchez, Esq., Associate General Counsel of PNMR, and Troutman Sanders, LLP, and certain legal matters will be passed upon for the underwriters, the forward purchasers and the forward sellers by Simpson Thacher & Bartlett LLP. As of December 31, 2019, Mr. Sanchez held no shares of common stock and 1,587 unvested restricted stock rights (which vest in equal annual installments over a three-year period from the respective grant date).

EXPERTS

The consolidated financial statements and schedules of PNM Resources, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Prospectus

Debt Securities

Common Stock

Preferred Stock

Warrants

Securities Purchase Contracts

Units

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer, issue and sell debt securities, shares of our common stock, shares of our preferred stock, warrants, securities purchase contracts or units, which we collectively refer to as the “securities”. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering.

This prospectus describes some of the general terms that may apply to the securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements also may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods. The names of any underwriters or agents participating in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 25 of this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 4 and “Forward Looking Statements” on page 5 for information on certain risks related to the purchase of any securities.

Our common stock is quoted on the New York Stock Exchange under the symbol “PNM.”

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102, and our telephone number is (505) 241-2700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2018.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell the securities, we will describe in a supplement to this prospectus the specific terms of that offering. The applicable prospectus supplement also may add, update or change information in this prospectus. Please carefully read both this prospectus and the applicable prospectus supplement, together with the documents that are incorporated by reference herein that are described under “Where You Can Find More Information,” before investing in the securities. In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus and any accompanying prospectus supplement to “PNMR,” “PNM Resources,” “we,” “our” and “us” refer to PNM Resources, Inc. and its subsidiaries. Unless otherwise indicated, financial information included or incorporated by reference herein and in any accompanying prospectus supplement is for PNM Resources, Inc. and its subsidiaries on a consolidated basis.

This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to in this prospectus have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Pursuant to the registration statement of which this prospectus is a part, we may offer, issue and sell securities as set forth on the cover page of this prospectus. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” we may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplements and any free writing prospectus prepared by or on behalf of us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any free writing prospectuses and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.pnmresources.com. The contents of the website are not a part of the registration statement of which this prospectus is a part. Our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, are accessible free of charge at www.pnmresources.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. These reports are also available upon request in print from us free of charge.

We are “incorporating by reference” in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. Our combined filings with the SEC present separate filings by PNMR, Public Service Company of New Mexico (“PNM”) and Texas-New Mexico Power Company (“TNMP”). Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to other registrants. The information we incorporate by reference is considered to be part of this prospectus, unless it is updated or superseded by the information contained in this prospectus or the information we file subsequently with the SEC that is incorporated by reference in this prospectus or a prospectus supplement. We are incorporating by reference the following documents that we have filed with the SEC (except those portions of filings that relate to PNM or TNMP as separate registrants), other than any information in these documents that is deemed not to be “filed” with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed on March 1, 2018;

•	Our Current Reports on Form 8-K as filed on January 19, 2018 and February 26, 2018;

•

All information in our Definitive Proxy Statement on Schedule 14A filed on April 4, 2017, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

•

The description of our common stock contained in our Current Report on Form 8-K filed on December 31, 2001 and any amendment or report filed for the purpose of updating such description, including our Current Reports on Form 8-K as filed on August  17, 2006, November 21, 2008 and August 9, 2012.

We also incorporate by reference into this prospectus any filings we make with the SEC (excluding information furnished under Item 2.02 or 7.01 of Current Reports on Form 8-K) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus.

You may obtain without charge a copy of any of the documents we incorporate by reference, except for exhibits to such documents which are not specifically incorporated by reference into such documents, by contacting us at PNM Resources, Inc., 414 Silver Ave. SW, Albuquerque, New Mexico, 87102-3289, Attention: Shareholder Services. You may also telephone your request at (505) 241-2868.

PNM RESOURCES, INC.

PNM Resources is an investor-owned holding company of energy and energy-related businesses. PNMR’s primary subsidiaries are PNM and TNMP. PNM is an electric utility that provides electric generation, transmission, and distribution service to its rate-regulated customers in New Mexico. TNMP provides regulated transmission and distribution services to various retail electric providers that, in turn, provide retail electric service to consumers within TNMP’s service area in Texas.

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102-3289, and our telephone number is (505) 241-2700.

RISK FACTORS

Investing in the securities involves risk. Please carefully consider the specific risks set forth under the section entitled “Risk Factors” in our Annual Report on Form 10-K and other reports filed with the SEC, which are all incorporated by reference in this prospectus, and in the applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations, financial results and the value of our securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference “forward-looking statements,” which you can generally identify by our use of forward-looking words including “believe,” “expect,” “intend,” “may,” “will,” “should,” “could,” “anticipate” or “plan” or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties. These forward-looking statements relate to future events or our expectations, projections, estimates, intentions, goals, targets, and strategies and are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates, and we assume no obligation to update this information.

Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution you not to place undue reliance on these statements. Our business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.

Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements are listed under “Risk Factors” in a prospectus supplement and may also be found in our periodic reports filed with the SEC at www.sec.gov.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our Ratio of Earnings to Fixed Charges for the periods indicated:

	Year Ended December 31,
	2017		2016		2015		2014		2013
Ratio of earnings to fixed charges[1]	2.45	[2]	2.26	[3]	1.16	[4]	2.41	[5]	2.20	[6]

(1)

For the periods shown, we had neither issued any shares of, nor paid any dividends on, preferred stock. Accordingly, the ratios of earnings to fixed charges and preferred stock dividends are not presented because they are identical to the ratios of earnings to fixed charges for each of the periods.

(2)

Earnings before income taxes and non-controlling interest for the year ended December 31, 2017 includes a pre-tax loss of $27.0 million due to the write-off of regulatory disallowances and restructuring costs at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.65 for 2017.

(3)

Earnings before income taxes and non-controlling interest for the year ended December 31, 2016 includes a pre-tax loss of $15.0 million due to the write-off of regulatory disallowances and restructuring costs at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.37 for 2016.

(4)

Earnings before income taxes and non-controlling interest for the year ended December 31, 2015 includes a pre-tax loss of $167.5 million due to the write-off of regulatory disallowances and restructuring costs at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.50 for 2015.

(5)

Earnings before income taxes and non-controlling interest for the year ended December 31, 2014 includes a pre-tax loss of $1.1 million due to the write-off of regulatory disallowances at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.42 for 2014.

(6)

Earnings before income taxes and non-controlling interest for the year ended December 31, 2013 includes a pre-tax loss of $12.2 million due to the write-off of regulatory disallowances at PNM. If that loss was excluded, the Ratio of Earnings to Fixed Charges would have been 2.29 for 2013.

USE OF PROCEEDS

Each prospectus supplement will describe the uses of the proceeds from our issuances and sales of securities offered by that prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of our debt securities. When we offer our debt securities in the future, a prospectus supplement will explain the particular terms of those debt securities and the extent to which any of these general provisions will not apply. You should read this prospectus and any applicable prospectus supplement before you make any investment decision. We may issue one or more series of debt securities directly to the public or as part of a purchase unit from time to time. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities described in this prospectus.

The debt securities will be our direct unsecured general obligations. We may issue the debt securities from time to time in one or more series under an indenture dated as of March 15, 2005 between us and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (ultimate successor to JPMorgan Chase Bank, N.A.), as trustee (the ‘‘Trustee’’). This indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the ‘‘Indenture.’’

We have summarized selected provisions of the Indenture below. You should read this summary together with the Indenture, any supplemental indentures or other documents establishing the debt securities for a complete understanding of the provisions that may be important to you. The following description of the debt securities and the Indenture is qualified by reference to the Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. References to certain sections in parentheses below are references to sections of the Indenture. Whenever particular provisions or defined terms in the Indenture are referred to under this ‘‘Description of Debt Securities,’’ such provisions or defined terms are incorporated by reference herein. The Indenture is qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the debt securities.

There is no requirement under the Indenture that our future issuances of debt securities be issued exclusively under the Indenture and we will be free to employ other indentures or documentation containing provisions different from those included in the Indenture or applicable to one or more issuances of debt securities in connection with future issuances of other debt securities. Nonetheless, the debt securities registered under the registration statement of which this prospectus is a part will only be issued either pursuant to the Indenture or pursuant to an indenture (or a form thereof) that is filed with the SEC in connection with the offering of the debt securities.

The Indenture provides that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series for issuances of additional debt securities of that series. Unless otherwise described in the applicable prospectus supplement, the Indenture does not limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

The Indenture does not currently contain any restriction on the payment of dividends or any financial covenants. However, the supplemental indenture for any series of debt securities may contain such restrictions. The prospectus supplement related to such debt securities will describe such restrictions and the protections, if any, that such restrictions provide the holders of the debt securities in the event of a highly leveraged transaction involving us that may adversely affect the holders of the debt securities.

Ranking

The debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsubordinated debt. As of December 31, 2017, PNMR, exclusive of its subsidiaries, had $565.7 million of outstanding short-term and long-term debt that would have ranked equally with the debt securities.

We are a holding company and derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. The debt securities will be effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries. In the event of the bankruptcy, insolvency, liquidation or reorganization of the business of one of our subsidiaries, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the debt securities. As of December 31, 2017, our subsidiary PNM had $11.5 million aggregate stated value of cumulative preferred stock outstanding and $1,705.7 million aggregate principal amount of short-term and long-term debt outstanding, all of which was unsecured. As of December 31, 2017, our subsidiary TNMP had $465.5 million aggregate principal amount of secured short-term and long-term debt outstanding.

The Indenture provides that payment of principal, premium and interest on any debt security issued under the Indenture shall be made solely from the assets of PNMR and not from any assets of utility subsidiaries. (See Section 1.14)

Provisions of a Particular Series

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the person or persons to whom interest payments are made, if other than the registered holder;

•	the date or dates on which the principal of the debt securities will be payable, how the dates will be determined and whether the stated maturity may be extended;

•	the rate or rates at which the debt securities will bear interest, if any, and how the rate or rates will be determined;

•	the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for the interest payments;

•	the right, if any, to extend the interest payment periods for the debt securities and the duration of the extension;

•	the place or places at which or methods by which payments will be made;

•	whether we have the option to redeem the debt securities and, if so, the terms of our redemption option;

•	any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to repurchase or otherwise redeem the debt securities;

•	if the debt securities will be issued in denominations other than $1,000 and integral multiples thereof;

•	any index or formula used for determining principal, premium or interest;

•	any collateral, security, assurance or guarantee applicable to a series of debt securities;

•	the currency or currencies in which payments will be made if other than United States dollars, and the manner of determining the equivalent of those amounts in United States dollars;

•

if payments may be made on any of the debt securities, at our election or at the holder’s election, in a currency or currencies other than that in which the debt securities are stated to be payable, then the currency or currencies in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•

if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount as of any such date or the manner of determining such amount;

•	whether the provisions described below under ‘‘Discharge, Defeasance and Covenant Defeasance’’ will apply to the debt securities;

•	whether the debt securities will be issuable as global securities and, if so, the securities depositary;

•	any changes or additions to the events of default under the Indenture or changes or additions to our covenants under the Indenture; and

•	any other terms of the debt securities not inconsistent with the terms of the Indenture.

(See Section 3.01)

All debt securities of any one series will be substantially identical except as to denomination and except as may otherwise be determined in the manner provided for in the Indenture. (See Section 3.01)

Debt securities may be issued and sold at a substantial discount below their stated principal amount. If applicable, the prospectus supplement will describe any special United States federal income tax consequences and other considerations which apply to senior debt securities issued at a discount or to any securities denominated or payable in a foreign currency or currency unit.

Redemption

We will set forth any terms for the redemption of any debt securities in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, the debt securities will be redeemable upon notice by mail to the holders between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series are to be redeemed, the Trustee will select the debt securities to be redeemed from the outstanding debt securities of such series or tranche, not previously called for redemption. In the absence of any provision for selection, the Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 11.03 and 11.04)

The debt securities will cease to bear interest on the redemption date assuming we redeem them. We will pay the redemption price and any accrued interest once the debt securities are surrendered for redemption. (See Section 11.06) If only part of a debt security is redeemed, the Trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (See Section 11.07)

We may make any redemption, at our option, conditional upon the receipt by the paying agent or agents, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent or agents have not received the money by the date fixed for redemption, we will not be required to redeem the debt securities. (See Section 11.04)

Payment

Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name the debt security is registered as of the close of business on the regular record date for the interest payment date. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of that debt security as of the close of business on a date to be fixed by the Trustee, which will be between 10 and 15 days prior to the date we proposed for payment of the defaulted interest, and not less than 10 days after receipt by the Trustee of the notice of the proposed payment. The defaulted interest may also be paid in any other manner permitted by any securities exchange on which that debt security may be listed, if the Trustee finds it practicable. (See Section 3.07)

Registration of Transfer and Exchange

Unless otherwise specified in the prospectus supplement applicable to any series of debt securities, subject to any limitations on the transfer of global securities, the transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for registration and exchange. Unless otherwise provided in the prospectus supplement applicable to any series of debt securities, no service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of:

•	any debt security during a period of 15 days prior to giving any notice of redemption; or

•	any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part.

(See Section 3.05)

Restrictions on Mergers and Sale of Assets

Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity or individual, unless:

•

the surviving or successor entity is organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and it expressly assumes our obligations on all debt securities and under the Indenture;

•

immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

•	we deliver to the Trustee an officers’ certificate and an opinion of counsel as to compliance with the foregoing.

(See Section 8.01)

Discharge, Defeasance and Covenant Defeasance

The Indenture provides that we may be:

•

discharged from our obligations, with certain limited exceptions, with respect to any particular series of debt securities, as described in the Indenture, such a discharge being called a ‘‘defeasance’’ in this prospectus; and

•

released from our obligations under certain restrictive covenants especially established with respect to any particular series of debt securities, including the covenants described above under ‘‘Restrictions on Mergers and Sale of Assets’’ and any additional covenants set forth in the applicable prospectus supplement, such a release being called a ‘‘covenant defeasance’’ in this prospectus.

(See Sections 13.02 and 13.03)

We must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption. In addition, we will be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance or covenant defeasance will not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes, and that such holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and related defeasance or covenant defeasance were not to occur. In the case of a defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in federal income tax law. (See Section 13.04)

Modification of the Indenture

We and the Trustee may enter into one or more supplemental indentures without the consent of any holder of the debt securities for certain specified purposes, including:

•	to evidence the assumption by any permitted successor of our covenants in the Indenture and in the debt securities;

•	to add to our existing covenants or to surrender any of our rights or powers under the Indenture;

•	to add additional events of default;

•

to add to or change any of the provisions to such extent necessary for the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•

to change, eliminate, or add any provision to the Indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of the debt securities of any particular series in any material respect, that change, elimination, or addition will become effective only:

•	when the consent of the holders of a majority in aggregate principal amount of the debt securities of that series has been obtained in accordance with the Indenture; or

•	when no debt securities of the affected series remain outstanding under the Indenture;

•	to secure the debt securities;

•	to establish the form or terms of the debt securities of any other series as permitted by the Indenture;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for or facilitate the administration of the trust by more than one trustee; or

•

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that the action will not adversely affect the interests of the holders of the debt securities of any particular series in any material respect.

(See Section 9.01)

If the Trust Indenture Act of 1939 is amended after the date of the Indenture to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to that amendment of the Trust Indenture Act of 1939. We and the Trustee may, without the consent of any of the holders, enter into one or more supplemental indentures to evidence that amendment. (See Section 9.01)

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series that are directly affected will be required. No amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the date that any principal or interest is due and payable on any debt security, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding debt security of any particular series the consent of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•

modify certain provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any particular series, without, in each case, the consent of the holder of each outstanding debt security affected thereby.

(See Section 9.02)

A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of the debt securities of one or more series, will not affect the rights under the Indenture of the holders of the debt securities of any other series. (See Section 9.02)

The Indenture provides that the debt securities owned by us or anyone else required to make payment on the debt securities will be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (See Section 1.01)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such ‘‘act’’ or action of the holders, in certain situations. If the record date is fixed, the holders of the outstanding debt securities of the relevant series on that record date, and no other holders, will be entitled to take or revoke the relevant action, whether or not those holders remain holders after that record date. No action, however, will be effective unless taken on or prior to the applicable expiration date by holders of the requisite principal amount of the outstanding debt securities of that series on that record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by our acts or those of the Trustee taken in reliance thereon, whether or not notation of that action is made upon that debt security.

(See Section 1.04)

Events of Default

‘‘Event of default’’ when used in the Indenture with respect to any particular series of debt securities, means any of the following:

•	failure to pay interest on any debt security of the applicable series for 60 days after it is due;

•	failure to pay the principal of or premium on any debt security of the applicable series when due (whether at maturity or upon earlier redemption);

•	failure to pay the deposit of any sinking fund payment, when and as due by the terms of the applicable series;

•

failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after we receive written notice from the Trustee, or we and the Trustee receive a written notice from the holders of a majority in principal amount of the debt securities of such series; however, the Trustee or the Trustee and such holders, as applicable, can agree to an extension of the 90-day period and this extension will be automatic if we are diligently pursuing action to correct the default;

•	certain events related to our bankruptcy, insolvency or reorganization; or

•	any other event of default provided with respect to the debt securities of that series.

(See Section 5.01)

Remedies

Acceleration of Maturity

If an event of default with respect to any one series of debt securities occurs and continues, either the Trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. However, if the event of default is applicable to more than one series of debt securities, the Trustee or the holders of a majority in principal amount of all the outstanding debt securities of all series, considered as one class, and not the holders of any one series, may make a declaration of acceleration. (See Section 5.02)

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the event of default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be automatically rescinded and annulled if:

•	we have paid or deposited with the Trustee a sum sufficient to pay:

•	all overdue interest on all the debt securities of the series;

•	the principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest, if any, that is currently due;

•	interest, if any, on overdue interest (to the extent lawful);

•	all amounts due to the Trustee under the Indenture; and

•	any other event of default with respect to the debt securities of that series has been cured or waived as provided in the Indenture.

(See Section 5.02)

The holders of a majority in principal amount of the outstanding debt securities of any particular series may on behalf of the holders of all the debt securities of that series waive any past default under the Indenture with respect to that series and its consequences, except a default:

•	in the payment of the principal of or any premium or interest on any debt security of that series, or

•

in respect of a covenant or provision of the Indenture which cannot be modified or amended by supplemental indenture without the consent of the holder of each outstanding debt security of the series affected.

However, if a default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, has the right to waive the default, and not the holders of the debt securities of any one such series. Upon any waiver, the default ceases to exist, and any and all events of default arising therefrom is deemed to have been cured, for every purpose of the Indenture; but no waiver will extend to any subsequent or other default or impair any right consequent thereon. (See Section 5.13)

Right to Direct Proceedings

If an event of default with respect to any particular series of debt securities occurs and continues, the holders of a majority in principal amount of the outstanding debt securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series. However, if an event of default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, have the right to make the direction, and not the holders of the debt securities of any one of such series. In either case, the Indenture further provides that:

•	such direction will not be in conflict with any rule of law or with the Indenture;

•	the Trustee may take any other action deemed proper by the Trustee and not inconsistent with such direction, and

•

subject to the provisions of the Indenture the Trustee will have the right to decline to follow any direction if the Trustee in good faith determines that the proceeding so directed would involve the Trustee in personal liability.

(See Section 5.12)

Limitation on Right to Institute Proceedings

No holder of debt securities of any particular series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under the Indenture, unless:

•	the holder has previously given to the Trustee written notice of a continuing event of default;

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made a written request to the Trustee;

•	such holder or holders have offered reasonable indemnity to the Trustee to institute proceedings; and

•	the Trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of the holders during that period.

(See Section 5.07)

No Impairment of Right to Receive Payment

The limitations on the right to institute proceedings, however, do not apply to a suit by a holder of a debt security for payment of the principal of or premium, if any, or interest if any, on that debt security on or after the applicable due date. (See Section 5.08)

Annual Notice to Trustee

We will provide to the Trustee an annual statement by an appropriate officer as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Indenture. (See Section 10.04)

Notices

Notices to holders of the debt securities will be given by mail to the holders at the addresses that appear in the security register. (See Section 1.06)

Title

We, the Trustee, and any of our agents or the agents of the Trustee, may treat the person in whose name the debt securities are registered as the absolute owner thereof, whether or not such debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See Section 3.08)

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (See Section 1.12)

Regarding the Trustee

The Trustee is MUFG Union Bank, N.A. (formerly known as Union Bank, N.A.) (ultimate successor to JPMorgan Chase Bank, N.A.). In addition to acting as Trustee, MUFG Union Bank, N.A. and its affiliates act, and may act, as Trustee under our and/or our affiliates’ other various indentures and trusts. We and our affiliates also maintain credit and liquidity facilities and conduct other banking transactions with affiliates of the Trustee in the ordinary course of our businesses.

The Trustee may resign at any time by giving us written notice or be removed at any time by an act of the holders of a majority in principal amount of any particular series of debt securities then outstanding delivered to the Trustee and us. In addition, provided that no event of default has occurred or is continuing, we may appoint a new trustee upon delivering to the Trustee a resolution of our board of directors appointing a successor trustee and the successor’s acceptance of our appointment. In this case, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. In any event, the resignation or removal of the Trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by a successor trustee. (See Section 6.10)

The Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and continues. In case an event of default occurs and continues, the Trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. (See Section 6.01)

Book-Entry Issuance

Unless otherwise provided in a prospectus supplement, we will issue debt securities of each series in the form of one or more fully registered global securities. The global securities will be deposited with the Trustee under the Indenture as custodian for the depositary, which will be The Depository Trust Company or another depositary identified in a prospectus supplement, and registered in the name of the depositary or its nominee.

Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

Investors may hold their beneficial interests in the global securities directly through the depositary if they have an account with the depositary or indirectly through organizations that have accounts with the depositary.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following descriptions of our common stock and preferred stock and the relevant provisions of the articles of incorporation of PNM Resources, as amended through October 27, 2008 (our “Articles of Incorporation”), and by-laws are summaries and are qualified by reference to our Articles of Incorporation filed with the SEC as an exhibit to our Current Report on Form 8-K filed November 21, 2008 and the by-laws previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed October 25, 2017. The following also summarizes certain applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and those summaries are qualified by reference to those Acts.

General

Our authorized capital stock consists of 120,000,000 shares of common stock, no par value and 10,000,000 shares of preferred stock, no par value, of which 500,000 shares have been designated Convertible Preferred Stock, Series A, which we refer to in this prospectus as “Series A Preferred Stock”. As of December 31, 2017, 79,653,624 shares of our common stock and no shares of our Series A Preferred Stock were outstanding. Each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments.

Dividend Rights with Respect to Our Common Stock and Series A Preferred Stock

After giving effect to any prior rights of our Series A Preferred Stock, and any other series of preferred stock that should become outstanding, we will pay dividends on our common stock as determined by our Board of Directors (the “Board”) out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Unless waived by the holders of at least two-thirds of the number of then outstanding shares of Series A Preferred Stock, no dividend on our common stock shall be declared unless a dividend on the Series A Preferred Stock is declared and paid at the same time in an amount equal to the dividend that would be received by a holder of the number of shares (including fractional shares) of common stock into which such Series A Preferred Stock is convertible on the record date for such dividend.

Voting Rights with Respect to Our Common Stock and Series A Preferred Stock

Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and our Articles of Incorporation and by-laws generally require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act, some corporate actions, including amending the articles of incorporation and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote, which could include, in certain circumstances, classes of preferred stock.

Our Articles of Incorporation limit the Board to designating voting rights for series of preferred stock only (1) when we fail to pay dividends on the applicable series of preferred stock, (2) when proposed changes to the Articles of Incorporation would adversely impact preferred shareholders’ rights and privileges and (3) if the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock.

Holders of each outstanding share of Series A Preferred Stock are entitled to vote as a single class with holders of our common stock on all matters except the election of directors. Without first obtaining the consent or approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, we cannot amend any provisions of our Articles of Incorporation in a manner that would have an adverse impact on the rights and privileges of the Series A Preferred Stock. Holders of our outstanding shares of Series A Preferred Stock are entitled to the number of votes corresponding to the number of shares of common stock into which such shares of Series A Preferred Stock are convertible on the record date for determining shareholders entitled to vote.

Our Articles of Incorporation do not allow our directors to create classes of directors. All directors are elected annually.

Liquidation Rights with Respect to Our Common Stock and Series A Preferred Stock

In the event we are liquidated or dissolved, either voluntarily or involuntarily, each share of Series A Preferred Stock is entitled to a liquidation preference of $1.00 per share. After that claim is satisfied, holders of our common stock are entitled to, ratably, an amount equal to $1.00, divided by the number of shares of common stock into which a share of Series A Preferred Stock is then convertible, and multiplied by the number of shares of common stock then outstanding. After that claim is satisfied, all remaining assets will be distributed to the holders of the Series A Preferred Stock and common stock ratably on the basis of the number of shares of outstanding common stock and, in the case of the Series A Preferred Stock, the number of shares of common stock into which the outstanding shares of Series A Preferred Stock are then convertible. The rights of the holders of our common stock to share ratably (according to the number of shares held by them) in the distribution of remaining assets will also be subject to the liquidation preferences and other rights of any additional series of preferred stock that we may issue in the future.

Preemptive Rights with Respect to Our Common Stock and Series A Preferred Stock

Neither the holders of our common stock nor the holders of our Series A Preferred Stock have a preemptive right to purchase shares of our authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by our Board in its sole judgment.

As discussed above, each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments.

Listing

Our common stock is listed on the New York Stock Exchange under the “PNM” symbol.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. 250 Royall Street, Canton, MA 02021.

Preferred Stock

Our Board is authorized, pursuant to our Articles of Incorporation, by resolution to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series and to fix, from time to time before issuance:

•	the serial designation, authorized number of shares and the stated value;

•	the dividend rate, if any, the date or dates on which the dividends will be payable, and the extent to which the dividends may be cumulative;

•	the price or prices at which shares may be redeemed, and any terms, conditions and limitations upon any redemption;

•	the amount or amounts to be received by the holders in the event of our dissolution, liquidation, or winding up;

•	any sinking fund provisions for redemption or purchase of shares of any series;

•	the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of other capital stock, or of other series of preferred stock; and

•

the voting rights, if any, for the shares of each series, limited to circumstances (1) when we fail to pay dividends on the applicable series of preferred stock, (2) when proposed changes to the Articles of Incorporation would adversely impact preferred shareholders’ rights and privileges and (3) if the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock. Currently, of the 10,000,000 authorized shares of preferred stock, 500,000 have been designated as Series A Preferred Stock, and no Series A Preferred Stock shares have been issued and are outstanding.

Prior to the issuance of shares of each series of our preferred stock, our Board is required to adopt resolutions and file articles of amendment with the New Mexico Public Regulation Commission. The certificate of amendment will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares subject to the limitations set forth above.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. We are not required by the New Mexico Business Corporation Act to seek shareholder approval prior to any issuance of authorized but unissued stock and our Board does not currently intend to seek shareholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law or the listing requirements of the New York Stock Exchange.

Certain Other Matters

Our Articles of Incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

•

authorization for our Board to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights, within the limitations described above, and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to any proposal other than those adopted or recommended by our Board; and

•

provisions specifying that only a majority of the Board, the chairman of the Board, the president or holders of not less than one-tenth of all our shares entitled to vote may call a special meeting of stockholders.

Under the New Mexico Public Utility Act, approval of the New Mexico Public Regulation Commission is required for certain transactions which may result in our change in control or exercise of control.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each warrant. The applicable prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities, common stock or preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

Any debt warrants will be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

Any equity warrants will be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

This section describes the general terms of the securities purchase contracts that we may offer and sell by this prospectus. This prospectus and any prospectus supplement will contain the material terms and conditions for each securities purchase contract. A prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts as described in this prospectus.

We may issue securities purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock or a specified number of equity warrants, at a future date or dates, or a variable number of shares of common stock or preferred stock or a variable number of equity warrants for a stated amount of consideration. The price per share or per equity warrant and the number of shares of common stock or preferred stock or the number of equity warrants may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock or the number of equity warrants issuable pursuant to the securities purchase contracts upon certain events.

We also may issue securities purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified principal amount of debt securities or debt warrants at a future date or dates. The purchase price and the interest rate may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts.

The securities purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid securities purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original securities purchase contract.

The applicable prospectus supplement will describe the general terms of any securities purchase contracts and, if applicable, prepaid securities purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the securities purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to such securities purchase contracts; and

•	if applicable, the prepaid securities purchase contracts and the document pursuant to which such prepaid securities purchase contracts will be issued.

Material United States federal income tax considerations applicable to the securities purchase contracts also will be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units also may include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units, which documents will be filed with the SEC in connection with the offering of any units.

PLAN OF DISTRIBUTION

We may sell the securities, in or outside of the United States, to underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. The applicable prospectus supplement will contain specific information relating to the terms of the offering, including, to the extent not otherwise included in the prospectus:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities;

•	our net proceeds from the sale of the securities;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

By Underwriters

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. Underwriters may offer the securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, at market prices prevailing at the time of the sale, at prices based on prevailing market prices or at negotiated prices. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

We may sell the securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the securities through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.

We also may engage a broker-dealer from time to time to act as agent or principal for the offer of the securities in one or more placements pursuant to a distribution agreement. If we and the broker-dealer agree, we will sell to the broker-dealer as agent or as principal, and the broker-dealer will seek to solicit offers to purchase on an agency basis and/or will purchase on a principal basis, the securities. The number and purchase price (less an underwriting discount) of the securities we sell to the broker-dealer will be mutually agreed on the relevant trading day. The securities sold under the distribution agreement will be sold at prices related to the prevailing market price for such securities, and therefore exact figures regarding the price, proceeds that will be raised or commissions to be paid will be described in a prospectus supplement to this prospectus or in other filings made in accordance with and as permitted by the Securities Act and the Exchange Act. The broker-dealer may make sales of the securities pursuant to the distribution agreement in privately negotiated transactions and/or any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act including sales made on the New York Stock Exchange, the current trading market for our common stock.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed underwriters as defined in the Securities Act, and any discounts or commissions we pay to them and any profit made by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Leonard D. Sanchez, Esq., Associate General Counsel of PNMR, and, unless otherwise indicated in the applicable prospectus supplement, certain other matters will be passed upon for us by Troutman Sanders LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement relating to such offering. As of December 31, 2017, Mr. Sanchez held 5,206 shares of PNMR common stock (pursuant to the vesting of restricted stock rights) and 1,995 restricted stock rights (which vest in equal annual installments over a three-year period from the respective grant date).

EXPERTS

The consolidated financial statements and schedules of PNM Resources, Inc. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PNM Resources, Inc.

5,375,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

January 7, 2020

Joint Book-Running Managers

Citigroup	BofA Securities

Wells Fargo Securities	Evercore ISI

Co-Managers

BTIG	KeyBanc Capital Markets	Morgan Stanley
MUFG		RBC Capital Markets